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                                                                      Exhibit 99

(AVNET LOGO)
                                                          Avnet, Inc.
                                                          2211 South 47th Street
                                                          Phoenix, AZ 85034

PRESS RELEASE

                                  MARCH 2, 2004

            AVNET ANNOUNCES PRICING OF CONVERTIBLE SENIOR DEBENTURES

PHOENIX, AZ - MARCH 2, 2004 - Avnet, Inc. (NYSE:AVT) today announced the pricing of its offering of $270 million aggregate principal amount of 2.0% Convertible Senior Debentures due 2034 in a registered offering. In addition, the initial purchasers have the option to purchase up to an additional $30 million aggregate principal amount of debentures. The offering is expected to close on March 5, 2004, subject to customary closing conditions.

Subject to the satisfaction of certain conditions, the debentures will be convertible into shares of Avnet common stock at an initial conversion rate of
29.5516 shares per $1,000 principal amount of debentures, equivalent to an initial conversion price of approximately $33.84 per share of common stock, subject to adjustment. This represents a 51% premium based on the closing price of $22.41 for Avnet common stock on March 1, 2004. The debentures will mature on March 15, 2034. Interest on the debentures will be payable at the rate of 2.0% per annum on March 15 and September 15 of each year, beginning on September 15, 2004. In certain circumstances, the Company may be required to pay contingent interest. Beginning on March 20, 2009, the Company may redeem some or all of the debentures for cash. In addition, on March 15, 2009, 2014, 2019, 2024 and 2029, and upon a fundamental change, holders may require the Company to repurchase their debentures.

Avnet intends to use the net proceeds of approximately $262 million from this offering, together with cash on hand, to repurchase any and all of its $360 million aggregate principal amount 7 7/8% notes due 2005 that are tendered in the tender offer for those notes that was announced March 1, 2004.

This press release appears as a matter of record only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the security laws of any state or other jurisdiction. A registration statement relating to these securities has been filed with and has been declared effective by the Securities and Exchange Commission.

A prospectus relating to this offering may be obtained from Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, NY 10001, 646-733-4166, or from Credit Suisse First Boston LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, 212-

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325-2580 or by faxing requests to 212-325-8057. Investors are urged to review the prospectus carefully for information on all of the terms of the debentures.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements." The forward-looking statements herein include words such as "will," "expect," "intend," "would," "should," and "estimate." These statements are based on management's current expectations and are subject to uncertainty and changes in factual circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements.

ADDITIONAL INFORMATION

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company with fiscal year 2003 sales (year ended June 27, 2003) of $9.05 billion, is one of the world's largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 68 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Please feel free to visit Avnet's Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

CONTACT:    Avnet, Inc.
            Investor Relations
            480/643-7053
            investorrelations@avnet.com

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